SETTLEMENT AGREEMENT AND RELEASE


                SETTLEMENT AGREEMENT AND RELEASE made as of the 10th day of March, 1997 by and between ALLIANCE ENTERTAINMENT CORP., a Delaware corporation (hereinafter referred to herein as "Alliance"), on the one hand, and DAVID H. SCHLANG, JACK ROSENBLOOM and PETER HYMAN (hereinafter sometimes referred to collectively as the "Shareholders"), on the other hand,

                WHEREAS, Alliance and the Shareholders are parties to a merger agreement dated as of September 1, 1995 (the "Merger Agreement") among Alliance, One Way Acquisition, Inc., a New York corporation, One Way Records, Inc., a New York corporation, and the Shareholders;

                WHEREAS, pursuant to Section 2.2 of the Merger Agreement, Alliance agreed to pay to the Shareholders certain additional consideration in certain circumstances specified in the Merger Agreement (the "Additional One Way Merger Consideration" as defined in Section 2.2 of the Merger Agreement), but a dispute has arisen between Alliance and the Shareholders as to the amount, if any, of Additional One Way Merger Consideration that is owed by Alliance to the Shareholders; and

                WHEREAS, after good faith negotiations between the parties with respect to the amount, if any, of Additional One Way Merger Consideration that is owed by Alliance to the Shareholders, the parties have agreed to settle the amount due and payable under Section 2.2 of the Merger Agreement and provide for payment to the Shareholders of the settlement amount, upon terms and conditions set forth herein;

                NOW THEREFORE, in consideration of the agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby covenant and agree as follows:

                  1.       Settlement

                  1.1 Delivery of Shares. The Shareholders agree that Alliance's obligation to pay the Additional One Way Merger Consideration shall be fulfilled to the Shareholders' full satisfaction by the transfer and delivery to the Shareholders or their designees of 225,352 shares of Alliance Common Stock (the "Settlement Shares") upon the execution and delivery of this Agreement. The
Settlement Shares shall be transferred and delivered to the individual Shareholders or their designees in the amounts set forth in a letter of instruction to Alliance signed by the Shareholders. Any such Shareholder designees shall be considered to be third-party beneficiaries of this Settlement Agreement and shall exchange appropriate releases with Alliance.

                  1.2 Issuance of Common Stock. Alliance represents and warrants that the Settlement Shares of Alliance Common Stock which will be issued to the Shareholders pursuant to this Agreement will be duly and validly issued and fully paid and nonassessable, and good and valid title thereto shall be vested in the Shareholders, free and clear of liens, encumbrances, claims and other commitments. Alliance shall include such shares of Alliance Common Stock in the next Registration Statement on Form S-3 filed by Alliance, and take such further actions as are necessary to effect the registration of such shares of Alliance Common Stock under the Securities Act of 1933, as amended, and under any applicable state securities laws.

                  1.3 Restriction on Transfer. The Shareholders acknowledge that the certificates representing the Settlement Shares shall bear the following legend, and agree to abide by the terms thereof:

                           "The shares  represented by this certificate have not
                  been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred of assigned in the absence of an effective registration statement for these shares under the Securities Act of 1933 or an opinion of the Corporation's counsel that registration is not required under said Act."

                  1.4 Compliance with Securities Laws. Alliance represents and warrants that the issuance to the Shareholders of the Settlement Shares of the Alliance Common Stock, and the consummation of the transactions contemplated hereby, are in compliance with all applicable federal and state securities laws.

                 2.        Mutual Releases.

                2.1 Upon the execution and delivery of this Agreement and delivery of the Settlement Shares, each of the parties hereto: (a) individually and for each of its direct and. indirect parent corporations, subsidiaries, affiliates, directors, officers, employees, successors and assigns, forever releases, remises, and discharges the other parties hereto and any of the other parties' parent corporations, subsidiaries and affiliates, officers, directors, shareholders, agents, employees, predecessors, successors, and assigns, from and against any and all claims, demands, debts, damages, liabilities, costs and expenses (including attorneys fees), actions, causes of action, suits, sums of money accounts, covenants, agreements, contracts and promises in law or in equity of every nature whatsoever, which the releasing party now has, has had or at any time may have against the other parties (and/or against any of the other parties' parent corporations, subsidiaries and affiliates, officers, directors, shareholders, agents, employees, predecessors, successors and assigns) arising out of, or in connection with Section 2.2 of the Merger Agreement, whether or not they have been subject to dispute and whether or not known or unknown or suspected or unsuspected, by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of these presents; and (b) hereby covenants and agrees that he or it shall not initiate, institute, reinstitute, maintain, prosecute or voluntarily aid in the initiation, institution, reinstitution, maintenance or prosecution of, any action, claim, suit, proceeding, arbitration or cause of action of any kind whatsoever, in any court, administrative agency or other forum, against any person or entity released pursuant to subsection 2.1(a) hereof, to recover damages, attorneys fees, expenses of any type or any other losses allegedly sustained as a result of
Section 2.2 of the Merger Agreement or the transactions contemplated thereby.



                 2.2 The foregoing provisions shall not bar any claims arising out of or relating to a breach of this Agreement.

     3. No Admissions. This Agreement, and the payments and other consideration delivered hereunder, are solely for the purpose of compromising and settling disputed claims, and do not constitute any admission of liability or of the truth or validity of any claims or assertions.

     4. Notices. All notices given to the parties hereunder and all statements and payments hereunder shall be addressed to the parties at the address set forth below or at such other addresses as shall be designated in writing from time to time:



If to the Shareholders or their designees:        David H. Schlang
                                                  One Way Records, Inc.
                                                  15 Industrial Park Road
                                                  P.O. Box 6429
                                                  Albany, New York 12206

with a copy to:                                   Paul A. Feigenbaum, Esq.
                                                  Couch, White, Brenner, Howard
                                                  & Feigenbaum, LLP
                                                  540 Broadway, Box 22222
                                                  Albany, New York 12201-2222


If to Alliance:                                   Alliance Entertainment Corp.
                                                  110 East 59th Street
                                                  New York, New York 10022
                                                  Attn:     Timothy J. Dahltorp

with a copy to:                                   Alliance Entertainment Corp.
                                                  110 East 59th Street
                                                  New York, New York 10022
                                                  Attn:     General Counsel

All notices shall be in writing and shall be personally delivered, or sent by certified mail, return receipt requested, or by overnight mail service such as Federal Express, all charges pre-paid. Except as otherwise provided herein, such notices shall be deemed given upon personal delivery, five (5) days after mailing or one (1) day after delivery to an overnight mail service, as applicable, except that notices of change of address shall be effective only after actual receipt thereof. The failure of the recipient to accept or receive notice given by certified mail, return receipt requested, postage pre-paid, or by overnight mail service does not affect the validity of the notice.

                  5. Authority. The parties hereto represent and warrant to each other that they have the authority to enter into and perform this Agreement; that they comprehend the effect of this Agreement; and that they have executed this Agreement and consented to its contents under the exercise of their own free will without the coercion, duress or undue influence or the part of any person or entity.

                  6. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof. No modification, amendment, waiver, termination or discharge of this Agreement or any of the terms or provisions hereof shall be binding upon either party unless confirmed by a written instrument signed by the parties hereto. No waiver by any party of any term or provision of this Agreement or any default hereunder shall affect the parties' respective rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar. Except as expressly modified herein, the Merger Agreement shall remain in full force and effect and binding according to its terms, and nothing in Section 2 hereof shall constitute a release of any party or any obligation under the Merger Agreement beyond that which is expressly stated in Section 2 hereof.

                  7. Governing Law. This Agreement shall be subject to and interpreted under the laws of the State of New York without regard to the conflict of laws provisions related thereto. If any provision of the Agreement shall be held void, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, invalid or inoperative provisions had not been contained herein, provided that the commercial purpose of this Agreement is not materially altered. The parties hereby consent to the sole jurisdiction of the New York State or Federal counts for the adjudication of any disputes hereunder.

     8. Confidentiality. The parties acknowledge that the terms of this Agreement and the circumstances giving rise thereto will remain of a confidential nature. Accordingly, the parties agree that no information pertaining to this Agreement or the circumstances giving rise thereto shall be disclosed, except to their respective Settlement Share recipient designees and to their respective attorneys, accountants and business advisors on a "need to know" basis, or to the extent required by applicable law or legal process.

     9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


ALLIANCE ENTERTAINMENT CORP.


By: /s/ Christopher J. Joyce
      ------------------------------------------------
Name:  Christopher J. Joyce
Title:  Executive Vice President/General Counsel


DAVID H. SCHLANG


By: /s/ David H. Schlang
      -------------------------------------------

 JACK ROSENBLOOM


By: /s/ Jack Rosenbloom
      -------------------------------------------


 PETER HYMAN

By: /s/ Peter Hyman
      -------------------------------------------